UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2011

Autobytel Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 23, 2011, Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”), held its 2011 Annual Meeting of Stockholders (“Annual Meeting”).   A total of 39,530,038 shares of the Company’s Common Stock were present or represented by proxy at the meeting, representing more than 85.86% of the Company’s shares outstanding as of the April 27, 2011 record date.  Set forth below are brief descriptions of each of the three proposals voted upon by stockholders at the Annual Meeting and the final voting results for each such proposal.

Proposal 1.    Election of two Class I Directors of the Company to hold office until the 2014 Annual Meeting of Stockholders and until the election and qualification of their respective successors.

Director Nominee	For	Authority Withheld	Broker Non-Votes
Jeffrey H. Coats	25,279,965	718,580	13,531,493
Jeffrey M. Stibel	14,195,586	11,802,959	13,531,493

Proposal 2.     Approval of the Autobytel Inc. Tax Benefit Preservation Plan.

For	Against	Abstain	Broker Non-Votes
25,297,288	698,538	2,719	13,531,493

Proposal 3.  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

For	Against	Abstain	Broker Non-Votes
39,417,234	107,440	5,364	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 24, 2011
Autobytel Inc.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and Administrative Officer and Secretary

3